Fluor and NuScale Announce Agreement Regarding Stake Monetization IRVING, Texas and CORVALLIS, Ore (November 6, 2025) – Fluor Corporation (NYSE: FLR) (“Fluor”) and NuScale Power Corporation (NYSE: SMR) (“NuScale”) today announced that they have reached an agreement regarding the conversion and monetization of Fluor’s remaining stake in NuScale, and have agreed to certain economic and other terms. Under the terms of the agreement, Fluor will convert its remaining Class B units of NuScale Power, LLC (the “Class B units”) into shares of Class A common stock of NuScale (the “Class A common stock”), and will promptly begin a structured monetization of shares, subject to certain mutually agreed volume restrictions, which are intended to preserve the value of NuScale’s equity during the process. Fluor expects to complete the monetization of its stake by the end of the second quarter of 2026. In connection with the exchange, Fluor has agreed to vote in favor of NuScale’s anticipated increase to its authorized share count, to reduce Fluor’s economic rights under the tax receivable agreement, and to waive certain claims relating to Fluor’s commercial arrangements with NuScale. The parties also agreed to certain limitations on NuScale’s equity issuances through February 2026, intended to align interests and market stability while both parties access the capital markets. The agreement follows extensive dialogue and engagement by and between Fluor and NuScale; including NuScale’s Special Committee of its Board of Directors. “We’re proud of our successful investment in NuScale and the past and prospective value generated for Fluor shareholders,” said Jim Breuer, Chief Executive Officer of Fluor. “Over the past several quarters, we engaged with NuScale to reach an efficient and equitable outcome that helps capture significant value for our shareholders, underscoring our long-term commitment to driving shareholder returns.” “Fluor’s support over the past 14 years has been instrumental in positioning NuScale as a leader in advanced nuclear technology,” said John Hopkins, President and Chief Executive Officer of NuScale Power. “This transaction marks a natural evolution of our relationship and underscores NuScale’s readiness to move forward, focused on delivering our SMR technology to the market, while delivering tremendous value to our investors.”

Page 2 of 4 About Fluor Corporation Fluor Corporation (NYSE: FLR) is building a better world by applying world-class expertise to solve its clients’ greatest challenges. Fluor’s nearly 27,000 employees provide professional and technical solutions that deliver safe, well-executed, capital-efficient projects to clients around the world. Fluor had revenue of $16.3 billion in 2024 and is ranked 257 among the Fortune 500 companies. With headquarters in Irving, Texas, Fluor has provided engineering, procurement, construction and maintenance services for more than a century. For more information, please visit www.fluor.com or follow Fluor on Facebook, Instagram, LinkedIn, X and YouTube. About NuScale Power Founded in 2007, NuScale Power Corporation (NYSE: SMR) is the industry-leading provider of proprietary and innovative advanced small modular reactor (SMR) nuclear technology, with a mission to help power the global energy transition by delivering safe, scalable, and reliable carbon-free energy. The NuScale Power Module™, the company’s groundbreaking SMR technology, is a small, safe, pressurized water reactor that can each generate 77 megawatts of electricity (MWe) or 250 megawatts thermal (gross), and can be scaled to meet customer needs through an array of flexible configurations up to 924 MWe (12 modules) of output. As the first and only SMR to have its designs certified by the U.S. Nuclear Regulatory Commission, NuScale is well-positioned to serve diverse customers across the world by supplying nuclear energy for electrical generation, data centers, district heating, desalination, commercial-scale hydrogen production, and other process heat applications. To learn more, visit NuScale Power’s website or follow us on LinkedIn, Facebook, Instagram, X and YouTube. Forward Looking Statements This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (including without limitation statements containing words such as "will," "believes," "expects," “anticipates,” "plans," “continue,” “could,” “should” or other similar expressions). These forward-looking statements include, without limitation, statements relating to Fluor’s conversion and

Page 3 of 4 monetization of NuScale’s shares, NuScale’s anticipated special meeting(s) of shareholders and increase(s) in authorized shares, and Fluor and NuScale’s partnership. Actual results may differ materially from those expressed or implied in these forward-looking statements as a result of a number of factors, including, among others, the timing and completion of the proposed share conversion and Fluor’s ability to successfully monetize its NuScale holdings on the anticipated terms and schedule; the ability of NuScale to obtain shareholder approval for the increase in its authorized share count; prevailing market conditions and trading volumes; the performance of NuScale’s business and operations; execution risks involving ongoing and future projects; and other factors that could cause actual outcomes to differ materially from current expectations. Neither Fluor nor NuScale undertakes any obligation, except as required by law, to update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. Additional information concerning these and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in each company’s filings with the Securities and Exchange Commission (the “SEC”). These include, for Fluor, its Annual Report on Form 10-K for the year ended December 31, 2024, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and other filings made with the SEC from time to time; and, for NuScale, its Annual Report on Form 10-K for the year ended December 31, 2024, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, and subsequent filings with the SEC. The referenced SEC filings are available publicly on the SEC’s website at www.sec.gov or through the companies’ respective Investor Relations websites. Neither Fluor nor NuScale undertakes any duty to update the information contained in these filings or in this release, except as required by law. Media Contacts Brett Turner, Head of Global Media Relations, Fluor brett.turner@fluor.com Chuck Goodnight, Vice President, Business Development, NuScale Power media@nuscalepower.com Investor Contacts Jason Landkamer, Vice President, Investor Relations, Fluor jason.landkamer@fluor.com Rodney McMahan, Senior Director, Investor Relations, NuScale Power ir@nuscalepower.com